UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule ss.240.14a-12
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        SIZELER PROPERTY INVESTORS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies: N/A

      (2)   Aggregate number of securities to which transaction applies: N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      (4)   Proposed maximum aggregate value of transaction: N/A

      (5)   Total fee paid: N/A

|_|   Fee paid previously with preliminary materials: N/A

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

Preliminary Copy

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                                 PROXY STATEMENT
                             IN CONNECTION WITH THE
                       2005 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                        SIZELER PROPERTY INVESTORS, INC.

                         TO BE HELD ON OCTOBER 27, 2005

      This proxy statement is being furnished to the stockholders of Sizeler Property Investors, Inc., a Maryland corporation with principal executive offices at 2542 Williams Boulevard, Kenner, Louisiana 70062 (the "Company"), in connection with the solicitation of proxies by First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("First Union"), for use at the 2005 Annual Meeting of Stockholders of the Company, scheduled to be held on Thursday, October 27, 2005, at __________ [a.m.][p.m.], at the _________________
and any adjournments, continuations or postponements thereof (the "2005 Annual Meeting"), to elect Michael L. Ashner and Peter Braverman (the "First Union Nominees") as directors of the Company.

      At August 11, 2005, First Union beneficially owned 1,550,600 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), representing approximately 7.4% of the 21,073,786 shares of Common Stock outstanding as of July 27, 2005, as reported in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005. Unless otherwise indicated, references in this proxy statement to the percentage of outstanding shares of Common Stock owned by any person were computed based upon the number of outstanding shares as reported by the Company as of July 27, 2005.

      This proxy statement will be provided to all Company stockholders to whom forms of proxy are furnished by First Union, or from whom proxies are requested by First Union, no later than the time such forms of proxy are furnished or such request is made.

      Only stockholders of record at the close of business on the record date fixed by the Company's Board of Directors (the "Board") or, if no record date is fixed, then at the later of (i) the close of business on the day on which notice of the 2005 Annual Meeting is given, or (ii) the thirtieth day before the meeting, will be entitled to notice of and to vote at the 2005 Annual Meeting.

      This proxy statement and the accompanying GREEN proxy card are first being mailed to the Company's stockholders on or about _________________, 2005. First Union requests that you sign, date and deliver the GREEN proxy card and return it in the enclosed postage paid envelope as soon as possible.

      Any stockholder of the Company who executes and delivers a GREEN proxy card will be voting in favor of the First Union nominees. Any stockholder will have the right to revoke a proxy given to either First Union or the Company at any time before it is voted, by filing an instrument revoking the earlier proxy or a duly executed proxy bearing a later date with First Union Real Estate Equity and Mortgage Investments at 7 Bulfinch Place, Suite 500, PO Box 9507, Boston, Massachusetts 02114 or with the Secretary of the Company at its principal executive offices at 2542 Williams Boulevard, Kenner, Louisiana 70062, or by voting in person at the 2005 Annual Meeting.

                       PROPOSAL FOR ELECTION OF DIRECTORS

      On December 22, 2004, First Union provided written notice to the Company of its intent to nominate Michael L. Ashner, Peter Braverman and Steven Zalkind for election to the Board at the 2005 Annual Meeting. Due to the delay in the holding of the annual meeting of more than 60 days after the first anniversary of the 2004 Annual Meeting of Stockholders and the reduction in the number of directors up for election at the Annual Meeting from three to two, on August 3, 2005, First Union was required to provide a subsequent written notice to the Company of its intent to nominate Michael L. Ashner and Peter Braverman for election to the Board at the 2005 Annual Meeting.

      Based on information contained in reports filed by the Company with the Securities and Exchange Commission (the "Commission"), the Board currently is comprised of ten directors, divided into three classes, two of which contain three directors each and one of which contains four directors. Based on the Company's press release issued on August 2, 2005, two directors will resign from the Company's Board and the Board will be reduced to eight members, two of which will come up for election at the 2005 Annual Meeting. However, First Union reserves the right to nominate additional individuals for election in addition to First Union Nominees if the size of the Board is increased and such additional positions are voted upon at the 2005 Annual Meeting. In addition, First Union reserves the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of these nominees. Shares represented by proxies given to us will be voted for any substitute or additional nominees of First Union.

      Duly executed GREEN proxy cards will be voted FOR First Union Nominees described below, unless the stockholder giving the proxy otherwise instructs. First Union's proxy will provide that stockholders may withhold authority to vote for one or more of its nominees by writing the name of the nominee(s) in the space provided for that purpose on the GREEN proxy card.

      If elected, the First Union Nominees will:

            o LIQUIDATION - Propose, consistent with their fiduciary duty, that the Board promptly approve and submit to stockholders for their approval a plan of liquidation by which all of the Company's assets would be sold in an orderly process and the proceeds distributed to the stockholders.

            o NO AFFILIATED SALES - No person or entity affiliated with any of our nominees would seek to acquire any Company asset. Moreover, no such person or entity would receive any brokerage commission or similar fee from any sale of a Company asset.

            o CORPORATE GOVERNANCE-NO MORE ENTRENCHMENT - Propose to the Board the removal of all management entrenchment devices including the "poison pill", the staggered board election process and all executive golden parachutes.

            o GENERAL AND ADMINISTRATIVE EXPENSE - Recommend the appointment of new officers to shepherd the Company through its liquidation and to reduce corporate expense; propose the immediate elimination of all corporate waste including any nepotistic staffing and all use of private jets; seek an accounting by management of its past use of the Company's private jet and prompt reimbursement for any non-Company usage; and commit that if any one of the First Union Nominees is appointed as an officer of the Company, such individual will receive no salary for such service.

            o DISTRIBUTIONS - Propose that cash reserves resulting from recent and pending asset sales together with those from the Company's March 2005 below market dilutive stock sale, in excess of normal reserve requirements, be distributed to stockholders as soon as possible.

      Consistent with the foregoing, on August 11, 2005, First Union sent to the Company a shareholder proposal for inclusion in the Company's proxy statement for the 2005 Annual Meeting that seeks to have the Board of Directors adopt a plan of liquidation which provides that (i) all of the Company's assets would be sold in an orderly process, (ii) a committee of the Board of Directors be established consisting of directors, who are not current or former officers or employees of the Company or related by blood or marriage to a current or former officer or employee of the Company, and who otherwise qualify as independent directors, to consider and recommend to the full Board of Directors for approval the best available offer to acquire the assets, (iii) the proceeds from such sales, together with cash reserves, be distributed to the shareholders, and (iv) no person or entity affiliated with the Company or any of its officers or directors would seek to acquire any Company asset, and no such person or entity would receive any brokerage commission or similar fee from any sale of a Company asset.

                            THE FIRST UNION NOMINEES

      Each First Union Nominee has given his consent to be named in this proxy statement and any other proxy statement for the 2005 Annual Meeting and has confirmed his intent and consent to serve on the Board if elected. If the First Union Nominees are elected and take office as directors, they intend to discharge their duties as directors of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors. The information below concerning the age, principal occupation and, directorships has been furnished by the respective First Union Nominees. Information with respect to the First Union Nominees ownership interest in the Company, if any, is set forth below under "Security Ownership of First Union and the First Union Nominees." No corporation or organization listed in the following table is a parent, subsidiary or other affiliate of the Company.

                                                     Present Principal Occupation and Principal Occupations during
  Name, Business Address and Age                                    Last Five (5) Years Directorships
----------------------------------                 -----------------------------------------------------------------
Michael L. Ashner (52)                             Since December 31, 2003, Mr. Ashner has served as the Chief
First Union Real Estate Equity and                 Executive Officer of First Union.  Mr. Ashner also serves as the
     Mortgage Investments                          Chief Executive Officer of Winthrop Financial Associates, A
Two Jericho Plaza                                  Limited Partnership and its affiliates ("WFA"), a position he has
Wing A, Suite 111                                  held since January 1996, as well as the Chief Executive Officer
Jericho, New York  11753                           of Newkirk MLP Corp., the manager of the general partner of The
                                                   Newkirk Master Limited Partnership ("Newkirk").  Both WFA and
                                                   Newkirk are real estate companies with over $2 billion in assets owned and/or managed.  Mr. Ashner has also served as the Chief
                                                   Executive Officer of Shelbourne Properties I, Inc ("Shelbourne
                                                   I"), Shelbourne Properties II, Inc. ("Shelbourne II") and
                                                   Shelbourne Properties III, Inc. ("Shelbourne III"), three
                                                   separate publicly traded real estate investment trusts that were listed on the American Stock Exchange and which were liquidated in April 2004.  Mr. Ashner also currently serves on the Boards of
                                                   Directors or Boards of Trustees (as applicable) of the following publicly traded companies: NBTY, Inc., a manufacturer, marketer and retailer of nutritional supplements, GB Holdings, Inc. and
                                                   Atlantic Entertainment Holdings, Inc., hotel and casino operators as well as First Union.

                                                     Present Principal Occupation and Principal Occupations during
  Name, Business Address and Age                                    Last Five (5) Years Directorships
----------------------------------                 -----------------------------------------------------------------
Peter Braverman (53)                               Mr. Braverman has been the President of First Union since August
First Union Real Estate Equity and                 4, 2004 and was the Executive Vice President of First Union from
      Mortgage Investments                         January 8, 2004 to August 4, 2004.  Mr. Braverman has served as
Two Jericho Plaza                                  the Executive Vice President of WFA since January 1996.  Mr.
Wing A, Suite 111                                  Braverman also serves as the Executive Vice President of Newkirk
Jericho, New York  11753                           and previously served as the Executive Vice President of
                                                   Shelbourne I, Shelbourne II and Shelbourne III.  Mr. Braverman
                                                   also currently serves on the Board of Trustees of First Union.

      Except as otherwise provided herein, there are no arrangements or understandings between the First Union Nominess and any other person pursuant to which he was selected as a nominee for director. Pursuant to First Union's Bylaws, Mr. Ashner and Mr. Braverman are indemnified by First Union for any losses and liabilities arising from their activities relating to their service to First Union.

         Security Ownership of First Union and the First Union Nominees

      The following table sets forth as of August 11, 2005 the number of shares of Common Stock and percent represented by such shares beneficially owned by First Union and each of the First Union Nominees. No securities of the Company are owned by any associates of First Union or the First Union Nominees. Neither First Union, any First Union Nominee nor any other person who may be deemed a participant in the solicitation of proxies for First Union for the 2005 Annual Meeting owns any securities of any parent or subsidiary of the Company.

  Name and, if applicable, Address as it
Appears on the Stock Transfer Books of the     Amount and Nature of
                  Company                      Beneficial Ownership     Percent of Class
------------------------------------------     --------------------     ----------------
First Union Real Estate Equity and                  1,550,600(1)              7.4%
     Mortgage Investments
7 Bulfinch Place
Suite 500
Boston, MA 02114
Michael L. Ashner(2)(3)                             1,550,600                 7.4%
Peter Braverman(2)(3)                               1,550,600                 7.4%

      (1) 1,000 shares are held of record by First Union Real Estate Equity and Mortgage Investments with the balance owned beneficially in "street name" by CEDE & Co.
      (2) Michael L. Ashner and Peter Braverman are executive officers of First Union and therefore may be deemed to beneficially own all of the shares held by First Union in the Company.
      (3) The business address for each of Michael L. Ashner and Peter Braverman is Two Jericho Plaza, Wing A, Suite 111, Jericho, New York 11753.

      During the past two years, neither First Union nor any First Union Nominee effected any sales of securities of the Company. The following table sets forth the date, number of shares of Common Stock and price per share for all acquisitions of securities in the Company effected by First Union and the First Union Nominees during the past two years, all of which were purchases of Common Stock and all of which were effected by First Union. A portion of the acquisitions set forth below were effected using margin borrowings. As of the date hereof, no such borrowed amounts remain outstanding.

      Date                                    Amount             Price per Share
      ----                                    ------             ---------------

      August 17, 2004                         70,000                       $7.70
      August 18, 2004                            600                       $7.83
      August 19, 2004                         29,300                       $7.91
      August 23, 2004                         17,200                       $8.06
      August 24, 2004                         32,200                       $8.26
      August 25, 2004                         63,500                       $8.28
      August 30, 2004                         13,700                       $8.49
      August 31, 2004                         37,500                       $8.56
      September 1, 2004                      176,600                       $8.56
      September 1, 2004                       20,400                       $8.61
      September 2, 2004                       47,300                       $8.61
      September 7, 2004                      161,700                       $8.66
      October 4, 2004                          2,000                       $9.02
      October 6, 2004                         28,100                       $9.16
      October 7, 2004                         30,000                       $9.29
      October 8, 2004                         19,100                       $9.19
      October 12, 2004                        25,000                       $9.21
      October 14, 2004                         3,000                       $9.01
      October 19, 2004                           100                       $9.15
      October 20, 2004                        10,900                       $9.11
      November 5, 2004                        14,000                       $9.59
      November 10, 2004                       44,500                       $9.61
      November 11, 2004                       46,000                       $9.61
      November 12, 2004                       60,500                       $9.65
      November 15, 2004                       66,400                       $9.71
      December 2, 2004                       100,000                      $10.00
      January 5, 2005                          9,600                      $11.01
      January 6, 2005                            600                      $11.05
      January 7, 2005                          8,800                      $11.05
      January 10, 2005                         1,200                      $11.05
      January 25, 2005                       117,000                      $11.60
      February 4, 2004                         3,600                      $11.56
      February 14, 2005                       10,000                      $12.05
      February 16, 2005                        6,000                      $11.98
      February 17, 2005                       10,000                      $12.03
      February 18, 2005                        5,000                      $11.88
      February 22, 2005                       10,000                      $11.80
      February 23, 2005                        8,900                      $11.70
      March 17, 2005                          50,000                      $11.90
      March 18, 2005                          20,000                      $11.92

      March 21, 2005                          20,000                      $11.95
      March 23, 2005                          15,000                      $12.00
      March 30, 2005                          10,000                      $12.00
      April 1, 2005                           15,000                      $11.50
      May 4, 2005                             39,800                      $10.96
      May 5, 2005                             10,500                      $11.50
      May 10, 2005                               900                      $12.00
      May 11, 2005                             9,100                      $12.00
      August 9, 2005                          18,300                      $12.78
      August 10, 2005                         21,700                      $12.79
      August 11, 2005                         10,000                      $12.82

                        VOTE REQUIRED AND VOTES PER SHARE

      The presence, in person or by properly executed proxy, of the holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock is necessary to constitute a quorum at the 2005 Annual Meeting. Based on the Company's proxy statement for the 2004 Annual Meeting of Stockholders (the "2004 Proxy Statement"), the Company will treat shares of Common Stock represented by a properly signed, dated and returned proxy card and shares of Common Stock represented by a proxy authorized via telephone or the Internet, including abstentions, as present at the 2005 Annual Meeting for purposes of determining a quorum. Under New York Stock Exchange rules, because the election of directors is being contested, brokers will not have discretion to vote shares held in street name without instructions from the beneficial owner of the shares.

      The affirmative vote of a plurality of the total shares of Common Stock represented in person or by proxy and entitled to vote at the 2005 Annual Meeting is required for the election of directors. Votes withheld for director nominees will therefore count as votes against a nominee.

      Each share of Common Stock is entitled to one vote on the election of directors and each other matter presented before the 2005 Annual Meeting.

                   CERTAIN INFORMATION CONCERNING FIRST UNION

      First Union is a real estate investment trust that is engaged in the business of owning real property and real estate related assets, including securities issued by other real estate entities. First Union's common shares of beneficial interest are listed on the New York Stock Exchange with a ticker symbol of "FUR." Additional information relating to First Union and its assets, trustees and officers can be found at First Union's website www.firstunion-reit.net or in First Union's filings with the Commission which may be inspected at the public reference facilities maintained by the Commission located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's website, www.sec.gov.

      First Union has been a significant stockholder of the Company since September 7, 2004, and currently holds approximately 7.4% of the Common Stock outstanding. First Union acquired the Common Stock because, in its opinion, the Common Stock was undervalued by the market. In addition, First Union acquired on August 10, 2005 in a market transaction 4,800 shares of the Company's 9.75% Series B Cumulative Redeemable Preferred Stock.

      First Union intends to vote the shares of Common Stock beneficially owned by it FOR the First Union Nominees.

                      CERTAIN INTERESTS IN THE PROPOSAL AND
                    WITH RESPECT TO SECURITIES OF THE COMPANY

      To the knowledge of First Union, neither First Union nor any associates or controlling persons thereof or other persons who may be deemed participants in the solicitation of proxies by First Union for the 2005 Annual Meeting are or have within the past year been parties to any contracts, arrangements, understandings or relationships (legal or otherwise) with respect to any securities of the Company.

      Neither First Union, any First Union Nominee, any other persons who may be deemed participants in the solicitations of proxies by First Union nor any of their respective associates has any arrangement or understanding with respect to any future employment by the Company or any future transactions to which the Company will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since December 31, 2003 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known to First Union as of August 11, 2005 to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. This information is based solely on information contained in documents filed with the Commission by or on behalf of such persons. As of August 11, 2005, First Union beneficially owned an aggregate of 1,550,600 shares (or approximately 7.4% of the outstanding shares of Common Stock), as described elsewhere in this proxy statement. Accordingly, information on First Union's ownership of Common Stock is not included in the following table, as its aggregate share ownership is described in detail elsewhere in this proxy statement.

       Name and address of             Amount and Nature of
        Beneficial Owner               Beneficial Ownership     Percent of Class
-----------------------------------    --------------------     ----------------

Mark M. Tanz                               1,203,642(1)               5.7%
P.O. Box N7776
Lyford Cay, Nassau
Bahamas

Palisade Capital Management, L.L.C.        1,568,227(2)               7.4%
One Bridge Plaza
Suite 695
Fort Lee, NJ 07024

Mercury Real Estate Advisors LLC           1,255,700(3)               6.0%
100 Field Point Road
Greenwich, CT 06830

(1)   Based upon a Schedule 13D dated June 3, 2005 filed with the Commission.
(2) Based upon information set forth in the Company's Form 10-K/A (Amendment No. 2) dated April 29, 2005 which provides that Palisade Capital Management, L.L.C. ("Palisade") has sole voting power and sole dispositive power with respect to 856,500 Shares held on behalf of Palisade's clients in accounts over which Palisade has complete investment discretion. Palisade is also deemed to be the beneficial owner of 711,727 Shares that are issuable upon conversion of $7,829,000 in aggregate principal amount of Debentures held on behalf of Palisade's clients in accounts over which

      Palisade has complete investment discretion. In addition, Martin Berman has sole voting and dispositive power with respect to 17,054 Shares, Steven Berman has sole voting and dispositive power with respect to 1,000 Shares and Jack Feiler has sole voting and dispositive power with respect to 13,818 Shares. Palisade does not beneficially own nor does it have voting or dispositive power over any of such 31,872 Shares.
(3) Based upon a Schedule 13G dated April 1, 2005 filed with the SEC by Mercury Real Estate Advisors LLC, David R. Jarvis and Malcolm F. MacLean IV

                 SECURITY OWNERSHIP BY DIRECTORS AND MANAGEMENT

      The following table sets forth the Common Stock believed by First Union to be beneficially owned by all directors, nominees and named executive officers of the Company, and the directors, nominees and executive officers of the Company as a group as of April 29, 2005. This information is based solely on the share ownership information contained in the Company's Form 10-K/A (Amendment No. 2) dated April 29, 2005 and the 21,073,786 shares outstanding as of July 27, 2005 as reported in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.

      Except as otherwise noted in a footnote below, each director, nominee and executive officer has sole voting and investment power with respect to the number of shares of Common Stock set forth opposite his or her name in the table.

                                       Amount and Nature of
     Name of Beneficial Owner          Beneficial Ownership     Percent of Class
-----------------------------------    --------------------     ----------------
J. Terrell Brown                              53,543  (1)               *
William G. Byrnes                             18,000  (2)               *
Harold B. Judell                              75,590  (3)               *
Sidney W. Lassen                             779,482  (4)             3.7%
Thomas A. Masilla, Jr.                       269,892  (5)             1.3%
James W. McFarland                            46,391  (6)               *
Richard L. Pearlstone                         74,348  (7)               *
James R. Peltier                              13,000                    *
Theodore H. Strauss                           75,100  (8)               *
James W. Brodie                               97,695  (9)               *
Charles E. Miller, Jr.                         9,804 (10)               *
All directors and executive                1,512,845 (11)             7.2%
officers as a group

----------
* Indicates ownership of less than 1%.

(1) Includes 33,000 Shares Mr. Brown has the right to purchase pursuant to exercisable options granted under the Company's 1986 Stock Option Plan (the "1986 Stock Option Plan") and the Company's 1996 Stock Option and Incentive Plan, as amended (the "1996 Stock Option Plan") and 800 Shares owned by Mary Kay Brown, Mr. Brown's wife.
(2) Includes 5,000 Shares Mr. Byrnes has the right to purchase pursuant to exercisable options granted under the 1996 Stock Option Plan.

(3) Includes 23,000 Shares Mr. Judell has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan, the Company's 1989 Stock Option Plan and the 1996 Stock Option Plan and 10,000 Shares owned by Celeste Judell, Mr. Judell's wife.
(4) These Shares include (i) 7,500 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Lassen pursuant to the Non-Elective Deferred Compensation Agreement, amended and restated effective August 3, 2000, between Mr. Lassen and the Company;
      (ii) 230,000 Shares Mr. Lassen has the right to acquire pursuant to exercisable options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan; (iii) 82,500 Shares owned directly by Sizeler Realty Co., Inc. ("Sizeler Realty"), in which Mr. Lassen owns an approximate 16% interest and the balance is owned by Marilyn Lassen, Mr. Lassen's wife and her family; (iv) 5,000 Shares held by Mr. Lassen's wife; (v) 60,000 Shares owned by HLS Properties LLC of which Mr. Lassen is manager and Mr. Lassen's wife owns an approximately 26% interest; (vi) 18,000 Shares owned by Sizeler Family Limited Partnership; and (vii) 25,000 incentive restricted shares granted under the 1996 Stock Option Plan. Mr. Lassen disclaims beneficial interest in all the Shares held by his wife and HLS Properties LLC and in all but 1.9% of the Shares held by Sizeler Family Limited Partnership, respectively items (iv), (v) and (vi) in the first sentence of this note.
(5) Includes (i) 20,621 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Masilla pursuant to the Non-Elective Deferred Compensation Agreement, amended and restated effective August 3, 2000, between Mr. Masilla and the Company;
      (ii) 210,000 Shares Mr. Masilla has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan; and (iii) 16,500 incentive restricted shares granted under the 1996 Stock Option Plan.
(6) Includes 28,000 Shares Dr. McFarland has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan.
(7) Mr. Pearlstone shares voting and investment power over 12,000 of these Shares as co-trustee of certain trusts and has an economic interest in another 12,000 of these Shares as the beneficiary of certain trusts. Includes 28,000 Shares Mr. Pearlstone has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and 1996 Stock Option Plan.
(8) Includes 28,000 Shares Mr. Strauss has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and 1996 Stock Option Plan.
(9) Includes (i) 81,250 Shares Mr. Brodie has the right to purchase pursuant to options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan; and (ii) 8,500 incentive restricted shares granted under the 1996 Stock Option Plan.
(10) Includes (i) 1,000 Shares Mr. Cheramie has the right to purchase pursuant to options granted under the 1996 Stock Option Plan; and (ii) 8,500 incentive restricted shares granted under the 1996 Stock Option Plan.
(11)  See notes (1) through (10) above.

                           PROXY SOLICITATION EXPENSES

      Proxies may be solicited by First Union by mail, telephone, telecopier, the Internet and personal solicitation. In addition, as described below, First Union has retained MacKenzie Partners, Inc. to solicit proxy's on First Union's behalf. Officers of First Union and their affiliates may solicit proxies on behalf of First Union, although they will not receive additional compensation for any such efforts. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward First Union's solicitation material to customers for whom such persons hold shares of Common Stock, and First Union will reimburse them for their reasonable out-of-pocket expenses for doing so.

      The entire expense of preparing, assembling, printing and mailing this proxy statement and related materials, and the cost of soliciting proxies for the proposals endorsed by First Union, will be borne by First Union. First Union does not intend to seek reimbursement from the Company for First Union's expenses.

      First Union has retained MacKenzie Partners, Inc. to solicit proxies on its behalf in connection with the 2005 Annual Meeting. MacKenzie Partners may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 25 people in its efforts. First Union has agreed to reimburse Mackenzie Partners for its reasonable expenses, to indemnify it against certain losses, costs and expenses, and to pay its fees not to exceed approximately $125,000.

      In addition to the costs related to the engagement of MacKenzie Partners, our proxy solicitor, costs related to our solicitation of proxies include expenditures for printing, postage, legal services and other related items. Total expenditures are expected to be approximately $_______. Total payment of costs to date in furtherance of our proxy solicitation is approximately $___________.

                         OTHER MATTERS TO BE VOTED UPON

      In addition to electing directors, it is expected that stockholders will be asked by the Company at the Annual Meeting to vote upon the ratification of Ernst & Young, LLP or another accounting firm as the independent accountants of the Company. First Union recommends the ratification of Ernst & Young, LLP or such other accounting firm as the Company's independent accountants but will vote any shares represented by proxies given on the enclosed GREEN proxy card as directed by the stockholder. If no such instructions are given, shares represented by First Union's GREEN proxy card will ABSTAIN on these matters.

      Information regarding this proposal is contained in the Company's Proxy Statement. Reference is hereby made to such information which, to the extent it may be deemed required, is incorporated herein pursuant to Rule 14a-5(c) under the Securities Exchange Act of 1934. Stockholders are referred to the Company's Proxy Statement for information regarding this proposal.

      If the stockholders fail to ratify the appointment of independent accountants, the First Union Nominees, if elected, would cause the board of directors to reconsider its selection, although the board would not be required to select different independent public accountants for the Company.

      First Union is not aware of any other matter to be presented for consideration at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, submitting a GREEN proxy card will entitle the named proxies to vote your shares in accordance with their sole discretion on matters not described in this Proxy Statement that may arise at the Annual Meeting.

              STOCKHOLDERS' PROPOSALS IN COMPANY'S PROXY STATEMENT

      According to the Company's Proxy Statement for the 2005 Annual Meeting, stockholder proposals for inclusion in the Company's proxy materials for the 2006 Annual Meeting of Stockholders must comply with the proxy rules of the Securities and Exchange Commission and must be submitted in writing to the Company's Chairman of the Board at 2542 Williams Boulevard, Kenner, Louisiana 70062, no later than ___________, 200_. According to the Company's Proxy Statement for the 2005 Annual Meeting, stockholders who want to bring a proposal before the 2006 Annual Meeting of Stockholders but do not want the proposal included in the Company's proxy materials for the 2006 Annual Meeting of Stockholders, must submit the proposal in writing to the Company's Secretary at the same address no earlier than ______________, 200_ but no later than ___________, 200_.

                                  MISCELLANEOUS

 Questions or requests for additional copies of this proxy statement should be addressed to:

                            Mackenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (call collect)
                                       or
                            Toll free (800) 322-2885

      It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the GREEN proxy card immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                         Sincerely,

                         Your Fellow Stockholder:
                         First Union Real Estate Equity and Mortgage Investments

___________________, 2005

                        SIZELER PROPERTY INVESTORS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 27, 2005

     THIS PROXY IS SOLICITED ON BEHALF OF FIRST UNION REAL ESTATE EQUITY AND
                              MORTGAGE INVESTMENTS

      The undersigned hereby appoints Michael L. Ashner and Peter Braverman or either of them, attorneys and proxies, with full power of substitution, to represent the undersigned and vote, all shares of common stock of, $0.0001 par value per share, of Sizeler Property Investors, Inc. (the "Company"), that the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (including all adjournments, continuations and postponements thereof) of the Company be held on October 27, 2005, at _______________ (the "Meeting") as herein specified (or, if no direction is given, FOR the two director nominees named below) and in such proxyholder's discretion upon any other matter that may properly come before the Meeting.

1.    ELECTION OF TWO DIRECTORS
      (to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified)

      |_| FOR all nominees                   |_| WITHHOLD AUTHORITY
                                                 to vote for all nominees

          Michael L. Ashner
          Peter Braverman

Stockholders may withhold authority to elect any of the nominees by writing the name of that nominee in the space provided below.

--------------------------------------------------------------------------------

2. APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

      |_| FOR                   |_| AGAINST                   |_| ABSTAIN

      The proxy is authorized to transact such other business as may properly come before the meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is given, this proxy will be voted FOR the nominees listed above and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

                                                    Dated: _________, 2005

                                                    ____________________________
                                                            Print Name

                                                    ____________________________
                                                             Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

             PLEASE MARK, DATE, SIGN AND RETURN THE GREEN PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.